- --------------------------------------------------------------------------------
                            ASSET PURCHASE AGREEMENT
- --------------------------------------------------------------------------------





                  UNIFORCE INFORMATION SERVICES OF TEXAS, INC.
                           MONTARE INTERNATIONAL, INC.
                                 JOSEPH ARMITAGE
                                 DAVID MULVANEY
                                 DOUGLAS STALEY





                                  May 10, 1996

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE I.  ASSETS TO BE PURCHASED............................................1
         Section 1.1.    Description of Assets................................1
         Section 1.2.    Non-Assignment of Certain Property...................3

ARTICLE II.  ASSUMPTION OF OBLIGATIONS........................................4
         Section 2.1.    Assumption of Certain Liabilities....................4
         Section 2.2.    Liabilities Not Assumed..............................4

ARTICLE III.  PURCHASE PRICE..................................................4
         Section 3.1.    Consideration........................................4
         Section 3.2.    Purchase Price Allocation............................5
         Section 3.3.    Prorations...........................................5

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................................5
         Section 4.1..........................................................5
                  (a)      Corporate Existence................................5
                  (b)      Authorization; Validity............................5
                  (c)      Litigation.........................................6
                  (d)      No Breach of Statute or Contract...................6
                  (e)      Brokers............................................6
         Section 4.2..........................................................6
                  (a)      Corporate Existence................................7
                  (b)      Authorization; Validity............................7
                  (c)      No Breach of Statute or Contract...................7
                  (d)      Subsidiaries.......................................8
                  (e)      Capitalization.....................................8
                  (f)      Financial Statements...............................8
                  (g)      Absence of Certain Changes in Events...............9
                  (h)      Liabilities.......................................10
                  (i)      Taxes.............................................10
                  (j)      Proprietary Rights................................11
                  (k)      Insurance.........................................12
                  (l)      Litigation........................................12
                  (m)      Compliance with Laws..............................12
                  (n)      Brokers...........................................13
                  (o)      Employee Benefit Plans............................13
                  (p)      Labor Matters.....................................16
                  (q)      Title to Properties...............................17
                  (r)      Contracts and Commitments.........................17
                  (s)      Accounts Receivable...............................18
                  (t)      Books of Account; Records.........................19
                  (u)      Credit Terms......................................19
                  (v)      Complete Disclosure...............................19
         Section 4.3.........................................................19
                  (a)      Corporate Existence...............................19
                  (b)      Authorization; Validity...........................19
                  (c)      No Breach of Statute or Contract..................20
                  (d)      Capitalization....................................20

                            ASSET PURCHASE AGREEMENT

                                                                            Page
                                                                            ----

                  (e)      Absence of Certain Changes in Events...............21
                  (f)      Taxes..............................................21
                  (g)      Litigation.........................................21
                  (h)      Labor Matters......................................22

ARTICLE V.  COVENANTS.........................................................22
         Section 5.1.    Covenant Against Disclosure..........................22
         Section 5.2.    Covenant Against Hiring..............................22
         Section 5.3.    Injunctive Relief....................................23
         Section 5.4.    Access to Records....................................23
         Section 5.5.    Conduct of Business Prior to Closing.................23
         Section 5.6.    Transition of Clients................................25
         Section 5.7.    Insurance............................................25
         Section 5.8.    Severability.........................................25
         Section 5.9.    Further Assurances...................................25
         Section 5.10.   Announcements........................................26
         Section 5.11.   Consents.............................................26
         Section 5.12.   Name Change..........................................26

ARTICLE VI.  CLOSING..........................................................26
         Section 6.1.    Closing..............................................26
         Section 6.2.    Deliveries by Seller.................................26
         Section 6.3.    Deliveries by Buyer..................................28

ARTICLE VII.  CONDITIONS PRECEDENT TO OBLIGATIONS.............................29
         Section 7.1.    Conditions to Obligations of Buyer...................29
                  (a)      Representations and Warranties.....................29
                  (b)      Performance of Agreement...........................29
                  (c)      No Adverse Proceeding..............................29
                  (d)      Certificate........................................29
                  (e)      Approval of Board of Directors and each of the
                           Shareholders.......................................29
                  (f)      Audit..............................................29
                  (g)      Due Diligence......................................29
                  (h)      No Material Adverse Affect.........................30
                  (i)      Operation of the Business..........................30
         Section 7.2.    Conditions to Obligations of Seller..................30
                  (a)      Representations and Warranties.....................30
                  (b)      Performance of Agreement...........................30
                  (c)      No Adverse Proceeding..............................30
                  (d)      Certificate........................................30
                  (e)      Approval of Board of Directors.....................30

ARTICLE VIII.  INDEMNIFICATION................................................31
         Section 8.1.    Survival of Representations, Warranties
                         and Agreements.......................................31
         Section 8.2.    Indemnification......................................31
         Section 8.3.    Limitations on Indemnification.......................33

                            ASSET PURCHASE AGREEMENT

                                                                            Page
                                                                            ----

         Section 8.4.    Procedure for Indemnification with
                         Respect to Third-Party Claims.......................34
         Section 8.5.    Procedure For Indemnification with
                         Respect to Non-Third-Party Claims...................35

ARTICLE IX.  CERTAIN SHAREHOLDER INDEMNIFICATION.............................35
         Section 9.1.    Survival of Representations, Warranties
                         and Agreements......................................35
         Section 9.2.    Indemnification.....................................36
         Section 9.3.    Limitations on Indemnification......................37
         Section 9.4.    Procedure for Indemnification with
                         Respect to Third-Party Claims.......................38
         Section 9.5.    Procedure For Indemnification with
                         Respect to Non-Third-Party Claims...................39

ARTICLE X.  TERMINATION......................................................39
         Section 10.1.   Termination by Any Party Hereto.....................39
         Section 10.2.   Termination by Buyer................................40

ARTICLE XI.  MISCELLANEOUS PROVISIONS........................................40
         Section 11.1.   Notices.............................................40
         Section 11.2.   Entire Agreement....................................41
         Section 11.3.   Binding Effect; Assignment..........................41
         Section 11.4.   Captions............................................41
         Section 11.5.   Expenses of Transaction.............................41
         Section 11.6.   Waiver; Consent.....................................42
         Section 11.7.   No Third Party Beneficiaries........................42
         Section 11.8.   Counterparts........................................42
         Section 11.9.   Gender..............................................42
         Section 11.10.  Remedies of Buyer...................................42
         Section 11.11.  Arbitration.........................................42
         Section 11.12.  Governing Law.......................................43

                              INDEX OF DEFINITIONS


Term                                                                     Section
- ----                                                                     -------


Acquisition Proposal...................................................5.5(xv)
Additional Documents................................................8.2(a)(iv)
Armitage...............................................Introductory Paragraphs
Armitage Agreement......................................................6.2(l)
Assumption Agreement....................................................6.2(b)
Bill of Sale............................................................6.2(a)
Business...............................................Introductory Paragraphs
Buyer..................................................Introductory Paragraphs
Causes of Action........................................................1.1(j)
Closing....................................................................6.1
Closing Date...............................................................2.2
Code...............................................................4.2(o)(iii)
Contest Notice.............................................................8.5
Contracts...............................................................1.1(g)
Damages.................................................................8.2(a)
Employee Benefit Plans..................................................4.2(o)
Employees..................................................................1.1
Employment Agreement....................................................6.2(j)
Environmental Laws...................................................4.2(m)(i)
ERISA...................................................................4.2(o)
Estoppel Certificate....................................................6.2(n)
Financial Statements....................................................4.2(f)
Indemnifiable Claim(s)............................................8.2(a) & (b)
Indemnification Notice.....................................................8.4
Indemnified Party.......................................................8.3(d)
Material Adverse Effect..............................................4.2(g)(i)
Miscellaneous Assets....................................................1.1(i)
Mulvaney...............................................Introductory Paragraphs
Mulvaney Agreement......................................................6.2(k)
Non-Third Party Claim Indemnification Notice...............................8.5
Perkins.................................................................7.1(j)
Permits.................................................................1.1(d)
Personal Property.......................................................1.1(b)
Personal Property Leases................................................1.1(f)
Property...................................................................1.1
Proprietary Rights......................................................1.1(e)
Real Property Leases....................................................1.1(a)
Receivables.............................................................1.1(c)
Receivables Purchase Agreement..........................................1.1(c)
Seller.................................................Introductory Paragraphs
Seller Confidentiality and Non-Competition Agreement....................6.2(m)
Service............................................................4.2(o)(iii)
Shareholders...........................................Introductory Paragraphs
Staley.................................................Introductory Paragraphs

                                INDEX TO EXHIBITS



EXHIBIT
- -------

A.......................................................Allocation Certificate
B..............................Special Conveyance, Assignment and Bill of Sale
C........................................................ Assumption Agreement
D...............................Legal Opinion of Seller's and Staley's Counsel
E-1........................................Legal Opinion of Armitage's Counsel
E-2........................................Legal Opinion of Mulvaney's Counsel
F...............................................Receivables Purchase Agreement
G.........................................................Employment Agreement
H...........................................................Mulvaney Agreement
 ...........................................................Armitage Agreement
 .........................Seller Confidentiality and Non-Competition Agreement
I.........................................................Estoppel Certificate
J.............................................Legal Opinion of Buyer's Counsel

                               INDEX TO SCHEDULES



SCHEDULES TO ASSET PURCHASE AGREEMENT

1.1(a)....................................................Real Property Leases
1.1(b).......................................................Personal Property
1.1(d).................................................................Permits
1.1(e)......................................................Proprietary Rights
1.1(f)................................................Personal Property Leases
1.1(g)...............................................................Contracts
1.1(i)....................................................Miscellaneous Assets
1.1(j)........................................................Causes of Action
2.1.........................................................Retained Employees
4.1(c)..............................................................Litigation
4.2(b)...............................................Authorization or Validity
4.2(c)...........................................Breach of Statute or Contract
4.2(e)..........................................................Capitalization
4.2(f)....................................................Financial Statements
4.2(g).................................................Material Adverse Events
4.2(h).............................................................Liabilities
4.2(i)...................................................................Taxes
4.2(j)............................................................Encumbrances
4.2(k)...............................................................Insurance
4.2(l)..............................................................Litigation
4.2(m)....................................................Compliance with Laws
4.2(o)..................................................Employee Benefit Plans
4.2(p)...........................................................Labor Matters
4.2(q).....................................................Title to Properties
4.2(s).....................................................Accounts Receivable
4.2(u)............................................................Credit Terms
5.2.........................................................Excluded Employees

                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT dated May 10, 1996, is by and among Uniforce Information Services of Texas, Inc., a New York corporation ("Buyer"), Montare International, Inc., a Texas corporation ("Seller"), Joseph Armitage ("Armitage"), David Mulvaney ("Mulvaney") and Douglas Staley ("Staley," and, together with Armitage and Mulvaney, referred to collectively as the "Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, Seller is engaged in the temporary employment business (hereinafter referred to as the "Business"); and

                  WHEREAS, the Shareholders own all of the issued and outstanding capital stock of Seller; and

                  WHEREAS, Buyer desires to purchase and Seller desires to sell substantially all of the operating assets of the Business upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Buyer, Seller and each of the Shareholders hereby agree as follows:

                        ARTICLE I.  ASSETS TO BE PURCHASED

                  SECTION 1.1. DESCRIPTION OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller at the Closing in and to substantially all of the operating assets, properties, rights (contractual or otherwise) and business of Seller that are owned by Seller and are used in connection with the Business including, without limitation, those set forth below:

                  (a) The leases of real property listed on Schedule 1.1(a) (1) (the "Real Property Leases"), along with all appurtenant rights, easements and privileges appertaining or relating thereto and construction in progress, if any, and improvements relating to the real property subject to such lease;


- ----------
         (1) Each reference in this Agreement to an Exhibit or Schedule shall mean an Exhibit or Schedule annexed to this Agreement and shall be incorporated into this Agreement by such reference.

                  (b) All machinery, equipment, tooling, parts, furniture, supplies, and other tangible personal property used in conducting the Business (the "Personal Property") including, without limitation, the Personal Property listed on Schedule 1.1(b);

                  (c) All accounts receivable relating to or arising out of the operation of the Business (the "Receivables") including, without limitation, the Receivables listed on Schedule 2.1 of that certain Receivables Purchase Agreement to be entered into by and among Buyer,
         Seller and each of the Shareholders (the "Receivables Purchase Agreement");

                  (d) All franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body used in conducting the Business (to the extent the same are transferable) (the "Permits") including, without limitation, the Permits listed on Schedule l.l(d);

                  (e)  All  patents,   inventions,   trade  secrets,  processes,
         proprietary rights, proprietary knowledge, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits used in conducting the Business and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof, which Seller owns or has the right to use or to which Seller is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office (collectively, the "Proprietary Rights") including, without limitation, the Proprietary Rights listed on Schedule 1.1(e);

                  (f) All leases of equipment or other tangible personal property used in conducting the Business and listed on Schedule 1.1(f) (the "Personal Property Leases");

                  (g) All contracts, agreements, contract rights, license agreements, franchise rights and agreements, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby) and used in conducting the Business (other than insurance policies) (the "Contracts") including, without limitation, the Contracts listed on Schedule 1.1(g);

                   (h) All unbilled services and work in process relating to or arising out of the operation of the Business;

                   (i)  All  security  deposits,   prepaid  expenses  and  other
         miscellaneous assets of the Business (the "Miscellaneous

         Assets") including, without limitation, the Miscellaneous Assets listed on Schedule 1.1(i);

                  (j) All causes of action, judgments, claims or demands of whatever kind or description relating to the Business which Seller has or may have against any other person or entity other than the Shareholders (the "Causes of Action") including, without limitation, the Causes of Action listed on Schedule 1.1(j);

                  (k) All books of account, customer lists, client lists, employee lists, files, papers, records and telephone numbers used in conducting the Business; and

                  (l) All goodwill relating to the Business.

                  All references in this Agreement to "employees" when used with respect to Seller shall mean its regular and contract employees. All of the assets, properties, rights (contractual and otherwise) and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to subsection (a) through (l) of this Section 1.1 are hereinafter collectively referred to as the "Property."

                  Notwithstanding the foregoing, there shall be excluded from the assets, properties, rights (contractual and otherwise) and business of Seller to be conveyed, sold, transferred, assigned and delivered to Buyer under this Agreement (i) all cash and cash equivalents and investment securities, (ii) all tax refunds paid or payable to Seller and (iii) all corporate minute books, stock records, tax returns and supporting schedules, books of original financial entry and internal accounting documents and records (all which shall be subject to Buyer's right to inspect and copy).

                  SECTION 1.2. NON-ASSIGNMENT OF CERTAIN PROPERTY. To the extent that the assignment hereunder of any of the Real Property Leases, Permits, Personal Property Leases or Contracts shall require the consent of any other party (or in the event that any of the same shall be nonassignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; PROVIDED, HOWEVER, that in each such case, Seller shall use its good faith efforts to obtain the consents of such other party to an assignment to Buyer without being obligated to pay any fees or to make any other payments to any party to obtain any such consents. If such consent is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the full benefits of any such Real Property Lease, Permit, Personal Property Lease or Contract including, without limitation, enforcement, for the account and benefit of Buyer, of any and all rights of Seller against any other person with respect to any such Real Property Lease, Permit, Personal Property Lease or Contract; PROVIDED, HOWEVER, that all expenses related thereto shall be borne by Buyer.

                      ARTICLE II. ASSUMPTION OF OBLIGATIONS

                  SECTION 2.1. ASSUMPTION OF CERTAIN LIABILITIES. Buyer shall assume only those liabilities and obligations (i) arising under the Real Property Leases, Permits, Personal Property Leases and the Contracts and (ii) in respect of employees of Seller that are offered and accept employment by Buyer following the Closing and are identified on Schedules 2.1 hereto (the "Retained Employees"), but only to the extent that the liabilities and obligations set forth in clauses (i) and (ii) above relate to periods commencing on or after the date of the Closing (the "Closing Date"). The liabilities of Seller being assumed by Buyer are hereinafter collectively referred to as the "Assumed Liabilities."

                  SECTION 2.2. LIABILITIES NOT ASSUMED. With the exception of the Assumed Liabilities, Buyer shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible for any liability or obligation of any nature of Seller, whether relating to any of Seller's other assets, operations, businesses or activities, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the Closing Date including, without limitation (i) any liability in respect of periods ending on or prior to the Closing Date for wages, salaries, commissions, severance, pension or welfare benefits including, without limitation, with respect to any 401(k) plans, accrued sick days or accrued vacation days for employees or former employees of Seller, (ii) any liability in respect of periods ending on or prior to the Closing Date for employee medical benefits based upon claims arising prior to the Closing Date, whether or not notice of such claim is received prior to or after Closing, (iii) any liability for retroactive premium adjustments for workers' compensation and (iv) any liability under any workers' compensation claims based upon claims in respect of periods ending on or prior to the Closing Date, whether or not notice of such claim is received prior to or after the Closing.

                           ARTICLE III. PURCHASE PRICE

                  SECTION 3.1. CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement, in consideration for the Property and the covenants not to compete and with respect to confidentiality set forth in each of the Mulvaney Agreement, Armitage Agreement and Seller Confidentiality and Non-Competition Agreement (as each are hereinafter defined) and in full payment therefor, at the Closing Buyer shall (a) assume the Assumed

Liabilities as provided in Section 2.1 hereof and (b) pay to Seller in cash by wire transfer of immediately available funds in accordance with Seller's written instructions (i) the sum of Three Million Six Hundred Thousand Dollars ($3,600,000) and (ii) an amount determined in accordance with the Receivables Purchase Agreement.

                  SECTION 3.2. PURCHASE PRICE ALLOCATION. Seller and Buyer hereby agree that the aggregate purchase price for the Property shall be allocated for purposes of this Agreement and for federal, state and local tax purposes as set forth on an allocation certificate in the form attached hereto as Exhibit A (the "Allocation Certificate") to be executed by Buyer and Seller at the Closing. Buyer and Seller shall file all federal, state and local tax returns, including Internal Revenue Form 8594, in accordance with the allocation set forth in such Allocation Certificate.

                  SECTION 3.3. PRORATIONS. Seller and Buyer shall pro-rate between them, as of the Closing Date, all sewer, water, gas, electrical and similar utility charges applicable to the Business (collectively, the "Pro Rated Items"). The Pro Rated Items shall be calculated by Seller and Buyer as soon as practical after the Closing Date but in no event later than 60 days after the Closing Date and the appropriate party shall be paid within five business days after the determination thereof.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Buyer represents and warrants to Seller and each of the Shareholders that:

                  (a) CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Complete and correct copies of the Certificate of Incorporation of Buyer and all amendments thereto, certified by the Secretary of State of the State of New York, and the By-laws of Buyer, and all amendments thereto, certified by the Secretary of Buyer, have been heretofore delivered to Seller.

                  (b) AUTHORIZATION; VALIDITY. Buyer has all requisite corporate power and authority to enter into this Agreement and all documents and instruments required to be executed by Buyer hereunder (collectively, "Buyer's Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Buyer with respect to the execution, delivery and performance by Buyer of this Agreement and the Buyer's Documents and the consummation of the transaction contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement by Seller and each of the Shareholders and the due execution and delivery of the

         Seller's Documents by Seller, this Agreement and the Buyer's Documents are legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally, and the discretion of the court before which any proceeding therefor may be brought.

                  (c) LITIGATION. Except as set forth on Schedule 4.1(c), there is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyer, threatened against Buyer, at law or in equity, before any federal, state or local court or regulatory agency or other governmental authority, which might have an adverse effect on Buyer's ability to perform any of its obligations under this Agreement and the Buyer's Documents or upon the consummation of the transactions contemplated hereby and thereby.

                  (d) NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement or any of the Buyer's Documents nor the consummation by Buyer of the transactions contemplated hereby and thereby, nor compliance by Buyer with any of the provisions hereof and thereof will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer or any of its material properties; breach or conflict with any of the terms, provisions or conditions of the Certificate of Incorporation or By-laws of Buyer; or violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Buyer is party or by which Buyer is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation in, or with respect to any of Buyer's properties.

                  (e) BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Buyer in such a manner as not to give rise to any claim against Buyer, Seller, the Shareholders or the Property for a finder's fee, brokerage commission, advisory fee or other similar payment.

                  SECTION 4.2. Each of Seller and Staley jointly and severally represents and warrants to Buyer that:

                  (a) CORPORATE EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to own, operate or lease the Property and to carry on the Business as now being conducted. Complete and correct copies of the Articles of Incorporation of Seller and all amendments thereto, certified by the Secretary of State of the State of Texas, and of the By-Laws of Seller, and all amendments thereto, certified by the Secretary of Seller, have been heretofore delivered to Buyer. Seller is not qualified to transact business as a foreign corporation in any jurisdiction and transacts no business in any jurisdiction other than the United States of America.

                  (b) AUTHORIZATION; VALIDITY. Seller and Staley have all requisite power and authority to enter into this Agreement and all documents and instruments required to be executed by Seller or the Shareholders, as the case may be, (collectively, the "Seller's Documents"), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby without the approval of any third party except as listed on
         Schedule 4.2(b). All necessary action has been taken by Seller and Staley with respect to the execution, delivery and performance by Seller and Staley of this Agreement and the Seller's Documents and the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement and the Buyer's Documents by Buyer, this Agreement and the Seller's Documents are legal, valid and binding obligations of Seller and Staley, as the case may be, enforceable against Seller and Staley in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally, and the discretion of the court before which any proceeding therefor may be brought.

                  (c) NO BREACH OF STATUTE OR  CONTRACT.  Except as set forth on
         Schedule 4.2(c), neither the execution and delivery of this Agreement or any of the Seller's Documents nor the consummation by Seller and Staley of the transactions contemplated hereby and thereby, nor compliance by Seller and Staley with any of the provisions hereof and thereof will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Seller or any of its properties; breach or conflict with any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of Seller; or violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Seller or Staley is a party or by which Seller is or may be bound with respect to the Property or the Business, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, the Property.

                  (d) SUBSIDIARIES. Seller has no subsidiaries which conduct or carry on the Business, or equity investments in any other corporation, association, partnership, joint venture or other entity.

                  (e) CAPITALIZATION. Seller's authorized capital stock consists of 1,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of which 900 shares are issued and outstanding. The Shareholders own of record and, to the knowledge of Seller and Staley, beneficially all of the issued and outstanding capital stock of Seller as listed on Schedule 4.2(e), to the knowledge of Seller and Staley, free and clear of all liens, claims, charges or other encumbrances and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer of any shares of capital stock of Seller, including any rights of conversion or exchange under any outstanding securities or other instruments. There are no voting trusts or other agreements or understandings of any kind with respect to Seller's outstanding capital stock.

                  (f) FINANCIAL STATEMENTS. The following financial statements of Seller, which have been furnished previously to Buyer by Seller and initialed for identification by officers of Seller and Buyer are true, correct and complete in all material respects, have been prepared from and are in accordance with the books and records of Seller, and fairly present the financial condition of Seller in all material respects as at the dates stated and the results of operations of Seller for the periods then ended: (i) the balance sheet and income statement of Seller as at and for the year ended December 31, 1995, including footnotes (the "Audited Financial Statements"); and (ii) the balance sheet and income statement of Seller as at March 31, 1996 and for the three-month period then ended (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Audited Financial Statements are in conformity with generally accepted accounting principals applied on a consistent basis throughout the period presented using an accrual basis method except as stated therein or as set forth on Schedule 4.2(f).

                  (g) ABSENCE OF CERTAIN CHANGES IN EVENTS. Except as set forth on Schedule 4.2(g) since December 31, 1995, there has not been with respect to Seller:

                           (i) Any material adverse change in its business operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect");

                           (ii) Other than in the usual and  ordinary  course of
                  business, any increase in amounts payable by Seller to or for the benefit of or committed to be paid by Seller to or for the benefit of any officer, consultant, agent or employee of Seller, in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

                           (iii) Any  transaction  entered  into or carried  out
                  other than in the ordinary and usual course of its business including, without limitation, any transaction resulting in the incurrence of liabilities or obligations;

                           (iv) Any material change made in the methods of doing
                  business or in the accounting principles or practices or the method of application of such principles or practices;

                           (v) Any mortgage,  pledge,  lien,  security interest,
                  hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the Property which will not be discharged prior to the Closing except for financing statements filed by personal property lessors as a matter of notification only;

                           (vi) Any sale, lease or other  disposition of, or any
                  agreement to sell, lease or otherwise dispose of any of its properties or assets, individually or in the aggregate, in excess of $5,000;

                           (vii) Any  purchase of or any  agreement  to purchase
                  capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate, in excess of $5,000;

                           (viii) Any modification,  waiver, change,  amendment,
                  release, rescission or termination of, or accord and satisfaction with respect to any material term, condition or provision of any contract, agreement, license or other instrument to which Seller is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

                           (ix) Any declaration of, or dividend or other distribution to the Shareholders, purchase, redemption or reclassification of any of Seller's capital stock or stock split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing; or

                           (x) Any damage,  destruction or similar loss, whether
                  or not covered by insurance, adversely affecting the Business.

                  (h)  LIABILITIES.  Except  as set  forth on  Schedule  4.2(h),
         Seller  has  no  liability  or  obligation   of  any  nature   (whether
         liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) in respect of the Business except:

                           (i) those set forth or reflected in the Financial Statements which have not been paid or discharged since the date thereof;

                           (ii) those arising under agreements or other commitments expressly identified in any Schedule hereto including, but not limited to, the Real Property Leases, Permits, Personal Property Leases and Contracts; and

                           (iii) current liabilities arising in the ordinary and
                  usual course of the Business subsequent to December 31, 1995 which are accurately reflected on its books and records in a manner consistent with past practice.

                  (i)  TAXES. Except as set forth on Schedule 4.2(i):

                           (1) Seller has duly filed all federal, state and local tax returns and tax reports required to be filed by it as of the Closing Date, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports have been fully paid for all periods prior to May 1, 1993 or will be timely paid;

                           (2) Schedule  4.2(i) sets forth the dates and results
         of any and all audits of federal, state and local tax returns of Seller performed by federal, state or local taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the knowledge of Seller and Staley, threatened federal, state or local tax audit of Seller and no agreement with any federal, state or local tax authority that may affect the subsequent tax liabilities of Seller;

                           (3) Seller has no liabilities for taxes other than as shown on the Financial Statements and no federal, state or local tax authority is now asserting or, to the knowledge of Seller and Staley, threatening to assert any deficiency or assessment for additional taxes with respect to Seller; and

                           (4) Without limiting the foregoing, (A) the books and records of Seller include adequate provision (in accordance with generally accepted accounting principles) for all taxes, assessments, fees, penalties and governmental charges which have been or may, in the future, be assessed against Seller for all periods ending on or prior to the Closing Date, and (B) Seller is not as of the Closing Date, and will not be as of the Closing Date, liable for taxes, assessments, fees or governmental charges for which Seller has not made adequate provision on its books and records.

                  (j) PROPRIETARY RIGHTS. Schedule 1.1(e) sets forth all patents, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits used in conducting the Business and all applications therefor, registrations thereof and licenses (other than incidental office software licenses), sublicenses or agreements in respect thereof which Seller owns or has the right to use or to which Seller is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices. Except as set forth on Schedule 4.2(j), Seller is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever. Except as disclosed herein, the Business as conducted prior to the Closing, and the sale by Seller and ownership by Buyer of any of the Property was not, is not and will not be in contravention of any patent, trademark, copyright or other proprietary right of any third party.

         Except as listed on Schedule 4.2(j), none of the Proprietary Rights has been hypothecated, sold, assigned or licensed by Seller or any other person, corporation, firm or other legal entity; or knowingly infringe upon or violate the rights of any person, firm, corporation, or other legal entity, except where such infringement or violation could not reasonably be expected to result in a Material Adverse Effect. Except as listed on Schedule 4.2(j), Seller has not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which Seller uses, licenses or sells; there is not pending or threatened in writing any claim to sell, engage in or employ any such product, process, method or operation.

                  (k) INSURANCE. Schedule 4.2(k) lists all policies of life, casualty, liability and other forms of insurance owned or held by Seller and all such policies are currently in full force and effect. Seller has not received any notice from such insurer with respect to the cancellation of any such insurance. All premiums due and payable on such policies have been paid. Seller is not a co-insurer under any term of any insurance policy. Seller will use good faith efforts to keep such policies duly in force through the Closing Date.

                  (l) LITIGATION. Except as set forth on Schedule 4.2(l), there is no claim, action, suit or proceeding, investigation or inquiry, administrative or judicial, pending or threatened in writing against or affecting Seller (or any officer or director of Seller in connection with the Business) or the Property, at law or in equity, before any federal, state, local or foreign court or regulatory agency or other governmental body. Seller is not subject to or in default with respect to any judgment, order, writ, injunction or decree or any governmental restriction, which is reasonably likely to have a Material Adverse Effect.

                  (m) COMPLIANCE WITH LAWS.

                           (i) Except as listed on Schedule 4.2(m), Seller is in
                  compliance in all material respects with all laws, ordinances, regulations and orders applicable to the Business and the Property and has no notice of knowledge of any violations, whether actual, claimed or alleged, thereof. In connection with conducting the Business during its period of ownership, Seller has complied in all material respects with, and Seller has no knowledge or reason to know that the Business was conducted during the period prior to its ownership other than in compliance in all material respects with, all federal, state and local laws, ordinances, rules and regulations pertaining to environmental matters including, without limitation, solid waste disposal, toxic substances, hazardous substances, hazardous materials, hazardous waste, toxic chemicals, pollutants, contaminants and air, water, ground or subsurface pollution and to the storage, use, handling, transportation, discharge, and disposal (including spills and leaks) of gaseous, liquid, semi-solid or solid materials (collectively, "Environmental Laws"). There has been no on-site disposal or discharge by Seller of chemicals, oil or solid wastes on any property owned, leased or used by Seller and Seller has no knowledge or reason to know of any disposal or discharge during the period prior to its ownership of the Business. Seller has not received a summons, citation, order, letter or other written communication from any federal, state or local governmental agency or body under any of the Environmental Laws during the five-year period ending on the date hereof. Seller is not the subject of any order or directive of any federal, state or local governmental agency or body relating to asbestos-containing material.

                           (ii) Schedule 1.1(d) lists all franchises,  licenses,
                  permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body used in conducting the Business. Each of the Permits is currently valid and in full force and effect and the
                  Permits constitute all franchises, licenses, permits, consents, authorizations, approvals, and certificates of any regulatory, administrative or other governmental agency or body necessary to the conduct of the Business. Seller is not in violation of any of the Permits. There is no pending or threatened proceeding which could result in the revocation or cancellation of, or inability of Seller to renew, any Permit.

                  (n) BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Seller in such a manner as not to give rise to any claim against Buyer, Seller, any of the Shareholders or the Property for a finder's fee, brokerage commission, advisory fee or other similar payment.

                  (o) EMPLOYEE BENEFIT PLANS.

                           (i) Listed on Schedule 4.2(o) is a true, accurate and
                  complete list of all pension, retirement, profit-sharing, deferred compensation, bonus, stock option or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (whether or not any such employee benefit plans are otherwise exempt from the provisions of ERISA, whether or not legally binding), adopted, established, maintained or contributed to by Seller or under which it would otherwise be a party or have liability and under which employees or former employees (whether or not retired employees) of Seller (or their beneficiaries) are eligible to participate or derive a benefit (collectively, the "Employee Benefit Plans"). There shall be included within the meaning of Seller, for this purpose and for the purpose of the representations in this Section 4.2(o), all "affiliates," whether or not incorporated, within the meaning of Section 407(d)(7) of ERISA.

                           (ii) Full payment has been made of all amounts  which
                  Seller is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which it is a party, to have paid as contributions to or benefits under any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Seller has made adequate provisions in accordance with generally accepted accounting principles for liabilities to meet current contributions or benefit payments.

                           (iii) Except as provided in Schedule 4.2(o), a favorable determination letter has been issued by the Internal Revenue Service (the "Service") with respect to the qualified status of each of the Employee Benefit Plans intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and with respect to the tax exempt status under Section 501(a) of the Code of (A) any trust through which such Employee Benefit Plans are funded and
                  (B) any trust or other entity established with respect to an Employee Benefit Plan and intended to be qualified as a tax exempt organization under Section 501(c) of the Code. Since the date of the most recent determination letter, each such qualified Employee Benefit Plan has been, or can be (within 120 days of Closing), filed with the Service within the time required to preserve the rights of Seller to adopt such amendment as may be required by the Service in order to issue a favorable determination letter with respect to each such Plan's continued tax-qualified and/or exempt status. No act or omission has occurred since the date of the last favorable determination letter issued with respect to an Employee Benefit Plan which resulted or is likely to result in the revocation of the Plan's tax-qualified or exempt status.

                           (iv) Seller has performed all obligations required to
                  be performed by it under the Employee Benefit Plans. Seller has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it or Buyer to a tax, penalty or liability for a prohibited transaction under Sections 406, 407 or 502(i) of ERISA or

                  Section 4975 of the Code, nor have its directors, officers, employees or agents, to the extent they or any of them are fiduciaries under Title I of ERISA. Excepting only changes necessary to preserve an Employee Benefit Plan's tax-qualified or exempt status under the Code or to otherwise comply with applicable provisions of ERISA and the Code (and in each case effective only as of the date necessary to do so), Seller will not, and has no plan or commitment, whether formal or informal, written or oral, and whether or not legally binding, to modify or change any Employee Benefit Plan in any material manner prior to the Closing. Seller and any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including, without limitation, material compliance with all reporting and disclosure requirements of Part 1 of Title 1 of ERISA and of the Code in a timely and accurate manner, and no penalties have been or will be imposed, nor is Seller or any administrator liable for any penalties imposed, under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts. Seller is not delinquent in the payment of any federal, state or local taxes with respect to the Employee Benefit Plans. There is no pending litigation, arbitration, or disputed claim, settlement adjudication or proceeding with respect to the Employee Benefit Plans, and neither Seller nor any administrator is aware of any threatened litigation, arbitration or disputed claim, adjudication proceeding, or any governmental or other proceeding, or investigation with respect to the Employee
                  Benefit Plans or with respect to any fiduciary or administrator thereof (in their capacities as such), or any party-in-interest thereto (with respect to their relationship as such). There is no multiemployer plan to which Seller has been a party or has been required to make any contributions at any time during the last ten (10) years.

                           (v) Seller has delivered or caused to be delivered to
                  Buyer, or will deliver upon request of Buyer prior to the Closing, true and complete copies of (A) all Employee Benefit Plans and any related trust agreements, custodial agreements, investment management agreements, insurance contracts or policies, and administrative service contracts, all as in effect, together with all amendments thereto which will become effective at a later date; (B) the latest Summary Plan Description and any modifications thereto for each Employee Benefit Plan requiring same under ERISA; (C) the latest Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code; (D) the Summary Annual Report for the current and prior fiscal years for each Employee Benefit Plan requiring same under ERISA; (E) each Form 5500 and/or Form 990 series filing (including required schedules and financial statements) for the current and prior fiscal years for each Employee Benefit Plan required to file such form; and (F) the most recent actuarial evaluation, analysis or other report issued with respect to any Employee Benefit Plan. From the date of the most recent actuarial evaluation to the Closing, for each defined benefit plan, there has been no increase in the unfunded actuarial liability under any such defined benefit plan, assuming the years of the same actuarial assumptions as used in the most recent applicable actuarial evaluation. Neither Seller nor any officer, employee representative or agent thereof, has made any written or oral representations or statements to any current or former employees, dependents, participants or beneficiaries or other persons which are inconsistent in any material manner with the provisions of these documents.

                           (vi) With respect to any of Seller's employee welfare
                  plans (as defined in Section 3(1) of ERISA and including those Employee Benefits Plans which qualify as such) which are "group health plans" under Section 162(k) or Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by COBRA), there has been timely compliance in all material respects with all requirements imposed thereunder, as and when applicable to such plans, so that Seller has no (or will not incur) any loss, assessment, penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any failure to comply with any COBRA benefit continuation requirement, which is capable of being assessed or asserted directly or indirectly against Seller or against Buyer or any of its subsidiaries or other member of Buyer's corporate control group, with respect to any such plan.

                  (p) LABOR MATTERS. Seller has not received any notice from any labor union or group that it represents or intends to represent Seller's employees. Seller has complied in all material respects with all applicable laws affecting employment and employment practices, terms and conditions of employment and wages and hours. Seller has not received any notice of and there is no complaint alleging unfair labor practices against Seller pending, or to the knowledge of Seller, threatened before the National Labor Relations Board or any other charges or complaints pending, or to the knowledge of Seller, threatened before the Equal Employment

         Opportunity Commission, any state or local Human Rights Commission or any other state or local agency in respect of labor or employment matters. Except as set forth on Schedule 4.2(p), no labor strike, material dispute, slowdown or stoppage has occurred with respect to Seller's employees and there is no labor strike, material dispute, slowdown or stoppage pending or threatened with respect to Seller's employees. Schedule 4.2(p) sets forth all pending grievances or arbitration proceedings against Seller with respect to Seller's operation of the Business.

                  (q) TITLE TO PROPERTIES. Except as listed on Schedule 4.2(q), and except with respect to personal property leased pursuant to the Personal Property Leases, Seller has marketable title to the Property. Except as listed on Schedule 4.2(q), all such properties are held free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever.

                  Except for the liens listed on Schedule 4.2(q), which liens shall be discharged by Seller prior to the Closing Date, no financing statement under the Uniform Commercial Code or similar law naming the Seller as debtor has been filed in any jurisdiction in respect of the Property, and Seller is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.

                  Schedule 1.1(a) contains a complete legal description of each parcel of real property owned or used by Seller in the conduct of the Business. Seller has furnished or made available to Buyer, copies of all engineering, geologic and environmental reports prepared by or for Seller, if any, with respect to the real property owned, leased or used by Seller.

                  Schedule 1.1(b) contains a complete and accurate list of all machinery, equipment, tooling, parts, furniture, supplies and other tangible personal property owned or used by Seller in the conduct of the Business including, without limitation, the equipment capitalized for financial statement reporting purposes on the Financial Statements.

                  (r) CONTRACTS AND COMMITMENTS. Schedules 1.1(a), 1.1(f) and 1.1(g) list all real property leases, personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby) and used in conducting the Business, other than insurance policies and purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of Seller which are currently in effect and do not exceed $5,000. Each of the Real Property Leases, Personal Property Leases and the Contracts are valid and binding, in full force and effect and enforceable against Seller in accordance with their respective provisions. Seller has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under the Real Property Leases, Personal Property Leases or the Contracts. Neither Seller nor, to the knowledge of Seller or Staley, any other party thereto is in material violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material violation or a default of any Real Property Lease, Personal Property Lease or Contract. No notice has been received by Seller claiming any such default by Seller.

                  (s) ACCOUNTS RECEIVABLE.

                  (i) All Receivables and notes receivable reflected in the Financial Statements and any Receivable and notes receivable arising between the date hereof and the Closing Date are or will be, to the extent not collected between the date hereof and the Closing Date, subsisting; arose or will arise in the ordinary and usual course of the Business; and except for the reserves set forth in the Financial Statements and reserves established thereafter in accordance with Seller's prior practice, credit experience and generally accepted accounting principles consistently applied, are not and will not be subject to any discount, counterclaim, set-off or defense, are not and will not be subject to any lien, charge or encumbrance of any nature and neither Seller nor Staley has received any notice, written or oral, from any client of Seller (collectively, the "Clients") or representative thereof of such Client's intention to assert any counterclaim, set-off or defense.

                  (ii) Except as set forth on Schedule 4.2(s), all of the Receivables are valid, binding and legally enforceable obligations of the Clients for services rendered for the entire Face Amounts (as hereinafter defined) thereof and are payable in accordance with their respective terms. For purposes of this Agreement, "Face Amount" shall mean the lesser of (x) the dollar amount of any of the Receivables reflected in Seller's invoices to Clients as of the Closing Date or (y) the dollar amount of such invoices as of the Closing Date, reduced by
         (A) any payments received by Seller with respect to such invoices prior to the Closing Date or (B) adjustments with respect to such invoices agreed to by Seller prior to the Closing Date.

                  (iii) On the Closing Date the Receivables will consist of all of the Receivables of Seller, except those previously written off as uncollectible on Seller's books.

                  (iv) The obligations represented by the Receivables conform to all applicable laws and regulations in all material respects.

                  (t) BOOKS OF ACCOUNT; RECORDS. The general ledgers, books of account and other records of Seller in respect of the Business are complete and correct in all material respects and have been maintained in accordance with good business practices and on a consistent basis from period to period reflected therein.

                  (u) CREDIT TERMS. Schedule 4.2(u) sets forth all the terms and conditions of credit greater than "net 30" given to any customer of Seller and all discounts given by Seller to its customers.

                  (v) COMPLETE DISCLOSURE. No representation or warranty made by Seller or Staley in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Buyer by or on behalf of Seller or Staley pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  SECTION 4.3. Each of Armitage and Mulvaney, severally and not jointly, individually and not for the other, represents and warrants to Buyer that:

                  (a) CORPORATE EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to own, operate or lease the Property and to carry on the Business as now being conducted.

                  (b) AUTHORIZATION; VALIDITY. Seller and each of Armitage and Mulvaney have all requisite capacity to enter into this Agreement and such of the Seller's Documents to which they are a party, perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby without the approval of any third party except as listed on Schedule 4.2(b). All necessary action has been taken by Seller and each of Armitage and Mulvaney with respect to the execution, delivery and performance by Seller and each of Armitage and Mulvaney of this Agreement and such of the Seller's Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement and the Buyer's Documents by Buyer, this Agreement and such of the Seller's Documents to which Seller, Armitage and Mulvaney are a party are the legal, valid and binding obligations of Seller and each of Armitage and Mulvaney, enforceable against Seller and each of Armitage and Mulvaney in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally, and the discretion of the court before which any proceeding therefor may be brought.

                  (c) NO BREACH OF STATUTE OR  CONTRACT.  Except as set forth on
         Schedule 4.2(c), neither the execution and delivery of this Agreement nor the consummation by Seller and each of Armitage and Mulvaney of the transactions contemplated hereby, nor compliance by Seller and each of Armitage and Mulvaney with any of the provisions hereof will, to the knowledge of Armitage and Mulvaney, violate or cause a default under any judgment, order, writ or decree of any court or governmental authority applicable to Seller or any of its properties; breach or conflict with any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of Seller; or, to the knowledge of Armitage and Mulvaney, violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Seller, Armitage or Mulvaney is a party or by which Seller is or may be bound with respect to the Property or the Business, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, the Property.

                  (d) CAPITALIZATION. Seller's authorized capital stock consists of 1,000 shares of Common Stock, of which 900 shares are issued and outstanding. To their knowledge, the Shareholders own all of the issued and outstanding capital stock of Seller as listed on Schedule 4.2(e), free and clear of all liens, claims, charges or other encumbrances and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer of any shares of capital stock of Seller owned by Armitage or Mulvaney or, to the knowledge of Armitage and Mulvaney, any other shares of Seller's capital stock, including any rights of conversion or exchange under any outstanding securities or other instruments. There are no voting trusts or other agreements or understandings of any kind with respect to the capital stock of Seller owned by Armitage or Mulvaney or, to the knowledge of Armitage and Mulvaney, any other outstanding shares of Seller's capital stock.

                  (e) ABSENCE OF CERTAIN CHANGES IN EVENTS. Except as set forth on Schedule 4.2(g), since December 31, 1995, to the knowledge of Armitage and Mulvaney, there has not been any Material Adverse Effect.

                  (f) TAXES. Except as set forth on Schedule 4.2(i), to the knowledge of Armitage and Mulvaney:

                           (1) Seller has duly filed all federal, state and local tax returns and tax reports required to be filed by it as of the Closing Date, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports have been fully paid for all periods prior to May 1, 1993 or will be timely paid;

                           (2) Seller has no liabilities for taxes other than as shown on the Financial Statements and no federal, state or local tax authority is now asserting or threatening to assert any deficiency or assessment for additional taxes with respect to Seller; and

                           (3) Without limiting the foregoing, (A) the books and records of Seller include adequate provision (in accordance with generally accepted accounting principles) for all taxes, assessments, fees, penalties and governmental charges which have been or may, in the future, be assessed against Seller for all periods ending on or prior to the Closing Date, and (B) Seller is not as of the Closing Date, and will not be as of the Closing Date, liable for taxes, assessments, fees or governmental charges for which Seller has not made adequate provision on its books and records.

                  (g) LITIGATION. Except as set forth on Schedule 4.2(l), to the knowledge of Armitage and Mulvaney there are no claims, actions, suits or proceedings pending or threatened against or affecting Seller (or any officer or director of Seller in connection with the Business) or the Property, before any federal, state, local or foreign court or other governmental body. To the knowledge of Armitage and Mulvaney, Seller is not subject to or in default with respect to any judgment, order, writ, injunction or decree or any governmental restriction, which is reasonably likely to have a Material Adverse Effect.

                  (h) LABOR MATTERS. To the knowledge of Armitage and Mulvaney, Seller has not received any notice from any labor union or group that it represents or intends to represent Seller's employees. Except as set forth on Schedule 4.2(p), to the knowledge of Armitage and Mulvaney, no labor strike, material dispute, slowdown or stoppage has occurred with respect to Seller's employees and there is no labor strike, material dispute, slowdown or stoppage pending or threatened with respect to Seller's employees.


                              ARTICLE V. COVENANTS

                  SECTION 5.1. COVENANT AGAINST DISCLOSURE. Seller shall not (a) disclose to any person, association, firm, corporation or other entity (other than Buyer or those designated in writing by Buyer) in any manner, directly or indirectly, any confidential information or data relevant to the Business, whether of a technical or commercial nature, or (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than Buyer or those designated in writing by Buyer) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public and which did not become generally known through any breach by Seller of any provision of this Section 5.1. The parties further agree to be bound by the terms of that certain Confidentiality Agreement, dated March 17, 1996, by and between Seller and Buyer.

                  SECTION 5.2. COVENANT AGAINST HIRING. Seller and each of the Shareholders understand and acknowledge that in Buyer's view it is essential to the successful operation of the Business to be acquired from Seller that Buyer retain substantially unimpaired Seller's operating organization. Neither Seller nor any of the Shareholders shall take any action which could reasonably be expected to induce any employee or representative of Seller not to become or continue as an employee or representative of Buyer; PROVIDED, HOWEVER, that neither Seller nor any of the Shareholders shall be liable for the failure of any of Seller's employees to continue their employment with Buyer after the Closing Date. Without limiting the generality of the foregoing, Seller shall not, whether directly or indirectly, through any subsidiary or affiliate, employ, whether as an employee, officer, agent, consultant or independent contractor, or enter into any partnership, joint venture or other business association with, any person (i) who was at any time during the twelve (12) months preceding the Closing Date a consultant placed by Seller, or (ii) who was at any time during the six (6) months preceding the Closing Date a permanent employee, representative or officer of Seller, for a period of twelve (12) months after the Closing Date other than those employees listed on Schedule 5.2; PROVIDED, HOWEVER, that any employee listed on Schedule 5.2 must not have received an offer of employment from Buyer, as opposed to those employees of Seller that received such an offer and opted not to accept it. All obligations under this Section 5.2 shall expire on May 9, 1997, excepting only those that relate to actions of Seller and the Shareholders taken on or before May 9, 1997.

                  SECTION 5.3. INJUNCTIVE RELIEF. Seller and each of the Shareholders acknowledge and agree that Buyer's remedy at law for any breach of any of Seller's or any of the Shareholders' obligations under Section 5.1 or 5.2 hereof would be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in a proceeding which may be brought to enforce any provision of Section 5.1 or 5.2 without the necessity of proof of actual damage.

                  SECTION 5.4. ACCESS TO RECORDS. Between the date hereof and the Closing Date, Seller shall provide Buyer and its agents with full access to the properties and records of Seller upon reasonable notice during normal business hours and shall allow Buyer and its agents, at Buyer's expense, to make copies of such documents, records and other information pertaining to the Business as Buyer may request for the purpose of performing due diligence; PROVIDED, HOWEVER, that such due diligence shall not disrupt the Business. The furnishing of any information to Buyer or any investigation made by Buyer or its authorized representatives shall not affect or otherwise diminish or obviate the representations and warranties made in this Agreement by Seller or any of the Shareholders, as the case may be, and Buyer's right to rely thereon.

                  SECTION 5.5. CONDUCT OF BUSINESS PRIOR TO CLOSING. Seller agrees that on and or after the date hereof and prior to the Closing, except as set forth on Schedule 4.2(g), neither Seller nor any of the Shareholders shall in respect of the Business without the consent of Buyer:

                           (i) incur or become  subject to, or agree to incur or
                  become subject to, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

                           (ii) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than liabilities payable in the ordinary course of business;

                           (iii) mortgage,  pledge or subject to lien, charge or
                  any encumbrance, any of the Property or agree so to do;

                           (iv) sell or  transfer  or agree to sell or  transfer
                  any of its assets, or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business;

                           (v) consent or agree to a waiver of any right of substantial value;

                           (vi) enter into any transaction other than in the ordinary course of its business;

                           (vii) increase the rate of compensation payable or to
                  become payable by it to any officers, employees or agents of Seller by more than 5% of the rate being paid to them at January 1, 1996;

                           (viii) terminate any material contract, agreement, license or other instrument to which it is a party;

                           (ix) through negotiation or otherwise, make any commitment or incur any liability or obligation to any labor organization except in the ordinary course of business consistent with past practice;

                           (x) make or agree to make any accrual or  arrangement
                  for or payment of bonuses or special compensation of any kind to any officer, employee or agent;

                           (xi) terminate any employee of Seller earning in excess of $25,000 per annum or directly or indirectly pay or make a commitment to pay any severance or termination pay to any officer, employee or agent except in the ordinary course of business consistent with past practice;

                           (xii)   introduce  any  new  method  of   management,
                  operation or accounting with respect to its business or any of the assets, properties or rights applicable thereto;

                           (xiii) offer or extend more favorable prices, discounts or allowances than were offered or extended regularly on and prior to the date hereof, other than in the ordinary course of business or as reasonably required by competitive conditions;

                           (xiv) make capital expenditures or commitments therefor in excess of $5,000 except for repairs and maintenance in the ordinary course of business consistent with past practice; or

                           (xv) directly or indirectly, solicit or encourage (including by way of furnishing any nonpublic information concerning the business, properties or assets of Seller), or enter into any negotiations or discussions concerning, any Acquisition Proposal (as defined below). Seller will notify Buyer promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, Seller. As used in this Agreement, "Acquisition Proposal" shall mean any offer or proposal received by Seller or any of the Shareholders prior to the Closing for a merger or other business combination involving Seller or any of the Shareholders in respect of Seller, or for the acquisition of, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of Seller, other than the one contemplated by this Agreement.

                  SECTION 5.6. TRANSITION OF CLIENTS. Seller and each of the Shareholders shall use reasonable commercial efforts to insure the smooth transfer from Seller to Buyer of all of Seller's present clients who, prior to the date hereof, utilized Seller's services; PROVIDED, HOWEVER, that neither Seller nor any of the Shareholders (i) shall be liable for the failure of any of Seller's clients to continue their utilization of such services after the Closing, or (ii) shall be obligated to pay any amount or incur any expense to prevent or to ameliorate such failure.

                  SECTION 5.7. INSURANCE. Prior to the Closing Date, Seller shall (i) cause to be conducted an audit with respect to the insurance policies relating to the Business and any premium payments owed by Seller in respect thereof and (ii) pay in full all such premiums in respect of periods ending on or prior to the Closing Date.

                  SECTION 5.8. SEVERABILITY. With respect to any provision of this Article V finally determined by a court of competent jurisdiction to be unenforceable, Seller, each of the Shareholders and Buyer hereby agree that such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. In the event that any provision of this Article V cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of Article V of this Agreement shall remain in full force and effect.

                  SECTION 5.9. FURTHER ASSURANCES. On and after the Closing, Seller shall prepare, execute and deliver, at Buyer's expense, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as Buyer's counsel shall reasonably request at any time or from time to time in order to perfect, confirm or evidence in Buyer title to all or any part of the Property or to consummate, in any other manner, the terms and conditions of this Agreement. On and after the Closing, Buyer shall prepare, execute and deliver, at Seller's expense, such further instruments, and shall take or cause to be taken such other or further action as Seller's counsel shall reasonably request at any time or from time to time in order to confirm or evidence Buyer's assumption of the Assumed Liabilities or to consummate, in any other manner, the terms and conditions of this Agreement.

                  SECTION 5.10. ANNOUNCEMENTS. None of the parties to this Agreement shall make any public announcements prior to the Closing with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, except as required by law.

                  SECTION 5.11. CONSENTS. Seller and each of the Shareholders shall use their good faith efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all permits, approvals (regulatory, governmental or otherwise), authorizations and consents of all third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby, provided that neither Seller nor the Shareholders shall be obligated to pay any amount or incur any expense to obtain any such consent or approval.

                  SECTION 5.12. NAME CHANGE. Within two business days following the Closing, Seller shall change its name to a name not confusingly similar to "Montare International, Inc." and thereafter neither Seller nor any of the Shareholders shall use a name confusingly similar to such name; PROVIDED, HOWEVER, that Seller shall coordinate with Buyer all action taken or caused to be taken by Seller to effectuate such name change.

                               ARTICLE VI. CLOSING

                  SECTION 6.1. CLOSING. This transaction shall close and all deliveries to be made at the time of closing shall take place at 10:00 a.m., Dallas time, on or before May 17, 1996, at the offices of Clements & Allen, P.C., 15303 Dallas Parkway, Suite 750, Dallas Texas, or at such other place or date as may be agreed upon from time to time in writing by Seller, each of the Shareholders and Buyer (the "Closing").

                  SECTION 6.2. DELIVERIES BY SELLER. At or prior to the Closing, Seller shall deliver to Buyer, duly and properly executed, the following:

                  (a) Good and sufficient Special Conveyance, Assignment and Bill of Sale, in the form attached hereto as Exhibit B, conveying, selling, transferring and assigning to Buyer title to all of the Property, the Real Property Leases, the Permits, the Personal Property Leases and the Contracts, free and clear of all security interests, liens, charges, encumbrances whatsoever, except for those assumed by Buyer pursuant to this Agreement or approved in writing by Buyer prior to the Closing (the "Bill of Sale"), together with the written consents of all parties necessary in order to duly transfer such title to the extent obtained.

                  (b) Assumptions of the Assumed Liabilities, in the form attached hereto as Exhibit C (the "Assumption Agreement").

                  (c) Resolutions of the board of directors of Seller authorizing the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder, certified by the Secretary of Seller.

                  (d) A certificate of the Secretary of State of Texas dated as of a recent date as to the existence of Seller in such state.

                  (e) A certificate of the Texas Comptroller of Public Accounts, dated as of a recent date as to the good standing of Seller in each such state.

                  (f) The legal opinion of counsel to Seller and Staley substantially in the form attached hereto as Exhibit D (the
         "Seller/Staley Opinion"); PROVIDED, HOWEVER, that the form of the Seller/Staley Opinion attached hereto is unacceptable to Buyer but shall be acceptable to Buyer on or prior to Closing.

                  (g) The legal opinion of counsel to Armitage in the form attached hereto as Exhibit E-1 and the legal opinion of counsel to Mulvaney substantially in the form attached hereto as Exhibit E-2 (the "Mulvaney Opinion"); PROVIDED, HOWEVER, that the form of the Mulvaney Opinion attached hereto is unacceptable to Buyer but shall be acceptable to Buyer on or prior to Closing.

                  (h) A Certificate of the President and Secretary of Seller in accordance with Section 7.1(d).

                  (i) The Receivables Purchase Agreement to be entered into by and between Buyer and Seller, in the form attached hereto as Exhibit F.

                  (j) The Employment Agreement to be entered into by and between Buyer and Staley, in the form attached hereto as Exhibit G (the "Employment Agreement").

                  (k) The Confidentiality and Non-Competition Agreement to be entered into by and between Buyer and Mulvaney, in substantially the form attached hereto as Exhibit H (the "Mulvaney Agreement").

                  (l) The Confidentiality and Non-Competition Agreement to be entered into by and between Buyer and Armitage, in substantially the form attached hereto as Exhibit H (the "Armitage Agreement").

                  (m) The Confidentiality and Non-Competition Agreement to be entered into by and between Buyer and Seller, in substantially the form attached hereto as Exhibit H (the "Seller Confidentiality and Non-Competition Agreement").

                  (n) An Estoppel  Certificate  in the form  attached  hereto as
         Exhibit I, from the lessor of the Real Property Lease described therein (the "Estoppel Certificate").

                  (o) Such other separate instruments of sale, assignment or transfer that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Property.

                  SECTION 6.3. DELIVERIES BY BUYER. On or prior to the Closing, Buyer shall deliver to Seller the purchase price in accordance with Section 3.1, and shall deliver to Seller, all duly and properly executed, the following:

                  (a) The Assumption Agreement.

                  (b) Resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder, certified by the Secretary of Buyer.

                  (c) A certificate of the Secretary of State of New York dated as of a recent date as to the good standing of Buyer in such state.

                  (d) The legal opinion of counsel to Buyer in the form attached hereto as Exhibit J.

                  (e) A certificate of the President and Secretary of Buyer in accordance with Section 7.2(d).

                  (f) The Receivables Purchase Agreement and the promissory note to be delivered thereunder.

                  (g) The Employment Agreement.

                  (h) The Mulvaney Agreement.

                  (i) The Armitage Agreement.

                  (j) The Seller Confidentiality and Non-Competition Agreement.

                  (k) Such other separate instruments of assumption that Seller may reasonably deem necessary or appropriate in order to confirm or evidence Buyer's assumption of the Assumed Liabilities.

                ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS

                  SECTION 7.1. CONDITIONS TO OBLIGATIONS OF BUYER. Each and every obligation of Buyer to be performed at the Closing shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Buyer):

                  (a) REPRESENTATIONS AND WARRANTIES. Seller's and each Shareholder's representations and warranties set forth in Section 4.2 or 4.3 of this Agreement, as the case may be, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing.

                  (b) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller and each of the Shareholders, shall have been performed and complied with in all material respects on or prior to the Closing including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 6.2.

                  (c) NO ADVERSE PROCEEDING. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, any of the Shareholders or the Property for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) CERTIFICATE. Seller shall have delivered to Buyer a certificate, dated the date of the Closing, executed by Seller's President and Secretary, to the effect that (i) the conditions set forth in subsections (a) and (b) and, to the best knowledge of such officers, (c), of this Section 7.1 have been satisfied, (ii) the Articles of Incorporation and By-laws of the Seller shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect and (iii) the officers executing the Seller's Documents are duly elected and hold the offices set forth therein.

                  (e) APPROVAL OF BOARD OF DIRECTORS AND EACH OF THE SHAREHOLDERS. The Board of Directors of Seller and each of the Shareholders shall have duly approved this Agreement and the consummation of the transactions contemplated hereby.

                  (f) AUDIT. The satisfactory completion of an audit of the Business by KPMG Peat Marwick LLP.

                  (g) DUE DILIGENCE. The satisfactory completion of a due diligence review of the Business and the Property by Buyer and its agents.

                  (h) NO MATERIAL ADVERSE AFFECT. The determination by Buyer, in its sole discretion, that there are no facts or circumstances that materially and adversely affect the value of the Property.

                  (i) OPERATION OF THE BUSINESS. The continuation of the operation of the Business in the ordinary course without material adverse change, as determined by Buyer in its sole discretion.

                  SECTION 7.2. CONDITIONS TO OBLIGATIONS OF SELLER. Each and every obligation of Seller and each of the Shareholders to be performed at the Closing shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Seller and each of the Shareholders):

                  (a) REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties set forth in Section 4.1 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing.

                  (b) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been performed and complied with in all material respects on or prior to the Closing including the delivery of funds and the fully executed instruments and documents in accordance with Section 6.3.

                  (c) NO ADVERSE PROCEEDING. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, any of the Shareholders or the Property for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) CERTIFICATE. Buyer shall have delivered to Seller a certificate, dated the date of the Closing, executed by

         Buyer's President and Secretary to the effect that (i) the conditions set forth in subsections (a) and (b) and, to the best knowledge of such officers, (c), of this Section 7.2 have been satisfied, (ii) the Certificate of Incorporation and Bylaws of Buyer shall have not been amended since the date upon which certified copies of each had been delivered to Seller and remain in full force and effect and (iii) the officers executing the Buyer's Document are duly elected and hold the offices set forth therein.

                  (e) APPROVAL OF BOARD OF DIRECTORS. The Board of Directors of Buyer shall have duly approved this Agreement and the consummation of the transactions contemplated herein.

                          ARTICLE VIII. INDEMNIFICATION

                  SECTION 8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  Subject to the limitations set forth in this Article VIII and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Buyer, Seller or Staley all representations, warranties, covenants and agreements of Buyer, Seller and Staley in this Agreement and in the Additional Documents (as hereinafter defined) shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by Buyer, Seller and Staley at and as of the Closing. All statements contained in any Additional Document shall be deemed representations and warranties of Buyer, Seller and Staley, as the case may be, set forth in this Agreement within the meaning of this Article.

                  SECTION 8.2. INDEMNIFICATION.

                  (a) Subject to the limitations set forth in this Article VIII, Seller and Staley, jointly and severally, shall indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer as the Indemnified Party (as defined below)):

                                    (i) Any  inaccuracy  in or  breach of any of
                           the representations, warranties or agreements made in this Agreement by Seller or Staley or the non-performance of any covenant or obligation to be performed by Seller or Staley;

                                    (ii) Any  liability  imposed  upon  Buyer as
                           transferee of the Business or the Property, or otherwise relating to the conduct of the Business in respect of any period ending on or prior to the Closing, except to the extent such liability has been expressly assumed by Buyer pursuant to Section 2.1 hereof;

                                    (iii) Any  liability  imposed upon Buyer and
                           arising out of or relating to any of Seller's or Staley's other assets, operations, businesses or activities that are not a part of the Business.

                                    (iv)   Any   misrepresentation   in  or  any
                           omission from any exhibit, certificate, schedule or other material document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Seller or Staley under this Agreement; and

                                    (v) Seller's  misapplication of the proceeds
                           of the purchase price of the Property in fraud of its creditors.

                  (b) Subject to the limitations set forth in this Article VIII, Buyer shall indemnify and hold harmless Seller and each of the Shareholders from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Seller or any of the Shareholders, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Seller or any of the Shareholders as the Indemnified Party):

                                    (i) Any  inaccuracy  in or  breach of any of
                           the representations, warranties or agreements made by Buyer in this Agreement or the non-performance of any covenant or obligation to be performed by Buyer;

                                    (ii)   Any   misrepresentation   in  or  any
                           omission from any Additional Document furnished or to be furnished by or on behalf of Buyer under this Agreement;

                                    (iii) Any  liability  imposed upon Seller or
                           any of the Shareholders as a result of Buyer's conduct of the Business after the Closing; and

                                    (iv) The  nonperformance  or  nonpayment  by
                           Buyer of any of the Assumed Liabilities.

                  (c) For purposes of this Article VIII, all Damages shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including attorneys' fees, of the Indemnified Party not reimbursed by such coverage) with respect thereto which reduces the Damages that would otherwise be sustained; provided, however, that in all cases, the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

                  (d) Without duplication of Damages, Buyer, Seller or any of the Shareholders as the case may be, shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in subsections (a) and (b) above if the same shall be suffered by any parent, subsidiary or affiliate of Buyer, Seller, or any of the Shareholders respectively.

                  SECTION  8.3.   LIMITATIONS  ON  INDEMNIFICATION.   Rights  to
indemnification hereunder are subject to the following limitations:

                  (a) Neither Buyer nor Seller nor any of the Shareholders shall be entitled to indemnification hereunder with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims on behalf of Seller and each of the Shareholders on the one hand, and Buyer on the other hand, exceeds $25,000 in which event the indemnity provided for in Section 8.2 hereof shall be effective with respect to only so much of such Damages as exceeds $25,000; PROVIDED, HOWEVER, that if such Damages arise from, are related to or are in connection with obligations of Seller or Staley that were not expressly assumed by Buyer pursuant to Section 2.1 hereof, the preceding limitation shall be inapplicable with respect to Buyer's Damages.

                  (b) The obligation of indemnity provided herein with respect to the representations and warranties set forth in Section 4.2(i) of this Agreement shall terminate on:

                           (i) the expiration of the periods of limitations  and
                  any extensions thereof applicable to assessment and collection of federal taxes under the Code with respect to the representations as to the absence of unpaid or undisclosed federal taxes (including any interest, penalties or expenses) of Seller; and

                           (ii) the expiration of the periods of limitations and
                  any extensions thereof applicable to assessment and collection of state or local taxes, with respect to the representations as to the absence of unpaid or undisclosed state or local taxes (including any interest, penalties or expenses) of Seller.

                  (c) The obligation of indemnity provided herein resulting from the assertion of liability by third parties with respect to the representations and warranties set forth in Sections 4.1 and Section
         4.2 (except Section 4.2(i)) shall terminate 24 months after the Closing.

                  (d) If, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by the party seeking indemnification including in detail the basis therefor (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

                  (e) Anything set forth in this Agreement to the contrary notwithstanding, the liability of any one of Seller and Staley to Buyer on the one hand, and of Buyer to Seller and Staley on the other hand, pursuant to this Article VIII shall not exceed $1,250,000.

                  SECTION 8.4. PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD-PARTY CLAIMS.

                  The Indemnified Party will give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnity set forth in Section 8.2 applies, which notice to be effective must describe said claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will have the right to control the defense or settlement of any such action subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Should the Indemnifying Party fail to defend any such action (except for failure resulting from the Indemnified Party's failure to timely give the Indemnification Notice), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. The Indemnified Party will not compromise or settle any claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, if such approval is unreasonably withheld, the liability of the Indemnified Party will be limited to the total sum represented in the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, accrued at the time said approval is unreasonably withheld. Notwithstanding the preceding sentence, the foregoing limitation on the liability of the Indemnified Party shall only be applicable if (i) a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim and (ii) the Indemnifying Party withholds its consent to such compromise or settlement.

                  SECTION 8.5. PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD-PARTY CLAIMS.

                  In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying Party specifying the nature and amount of the claim asserted (the " Non-Third Party Claim Indemnification Notice"). If the Indemnifying Party, within 30 days (or such greater time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed 60 days), after receiving the Non-Third Party Claim Indemnification Notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing their intent to contest such assertion of the Indemnified Party (the "Contest Notice"), such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to the Indemnified Party within said period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice, the contested assertion of a claim shall be referred to arbitration in accordance with Section 11.11 hereof.

                 ARTICLE IX. CERTAIN SHAREHOLDER INDEMNIFICATION

                  SECTION 9.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES
                               AND AGREEMENTS.

                  Subject to the limitations set forth in this Article IX and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Armitage and Mulvaney, all representations, warranties, covenants and agreements of each of Armitage and Mulvaney in this Agreement and in any Additional Documents delivered by Armitage or Mulvaney, as the case may be, shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by each of Armitage and Mulvaney at and as of the Closing. All statements of Armitage or Mulvaney contained in any Additional Document delivered by Armitage or Mulvaney, as the case may be, shall be deemed representations and warranties of Armitage or Mulvaney, as the case may be, set forth in this Agreement within the meaning of this Article.

                  SECTION 9.2. INDEMNIFICATION.

                  (a) Subject to the limitations set forth in this Article IX, Armitage and Mulvaney, severally and not jointly, shall indemnify and hold harmless Buyer from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from an Indemnifiable Claim, it being understood that each of Armitage and Mulvaney, respectively, shall only indemnify and hold harmless Buyer for Damages solely resulting or arising from the Indemnifiable Claims of each of them and shall not indemnify and hold harmless Buyer for Damages resulting or arising from the Indemnifiable Claims of the other as follows:

                                    (i) Any  inaccuracy  in or  breach of any of
                           the representations, warranties or agreements made in this Agreement by Armitage or Mulvaney, respectively, or the non-performance of any covenant or obligation to be performed by Armitage and Mulvaney, respectively;

                                    (ii) Any  liability  imposed  upon  Buyer as
                           transferee of the Business or the Property, or otherwise relating to the conduct of the Business in respect of any period ending on or prior to the Closing, except to the extent such liability has been expressly assumed by Buyer pursuant to Section 2.1 hereof;

                                    (iii) Any  liability  imposed upon Buyer and
                           arising out of or relating to any of Seller's or

                           Armitage's or Mulvaney's respective other assets, operations, businesses or activities that are not a part of the Business;

                                    (iv)   Any   misrepresentation   in  or  any
                           omission from any Additional Documents furnished or to be furnished by or on behalf of Armitage or Mulvaney under this Agreement; PROVIDED, HOWEVER, that in the case of a Schedule to this Agreement, Armitage's and Mulvaney's obligation to indemnify Buyer hereunder shall only be in respect of a Schedule related to the representations and warranties set forth in Section 4.3 hereof, but shall extend to those representations and warranties concerning Seller set forth in such Section 4.3; and

                                    (v) Seller's  misapplication of the proceeds
                           of the purchase price of the Property in fraud of its creditors.

                  (b) For purposes of this Article IX, all Damages shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including attorneys' fees, of the Indemnified Party not reimbursed by such coverage) with respect thereto which reduces the Damages that would otherwise be sustained; PROVIDED, HOWEVER, that in all cases, the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

                  (c) Without duplication of Damages, Buyer shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in subsections (a) above if the same shall be suffered by any parent, subsidiary or affiliate of Buyer that is a transferee of the Property or is a third party beneficiary under this Agreement or any of the documents and instruments delivered pursuant hereto.

                  SECTION 9.3.   LIMITATIONS  ON  INDEMNIFICATION.   Rights  to
indemnification hereunder are subject to the following limitations:

                  (a) Buyer shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims on behalf of Buyer, exceeds $25,000 in which event the indemnity provided for in Section 9.2 hereof shall be effective with respect to only so much of such Damages as exceeds $25,000; PROVIDED, HOWEVER, that if such Damages arise from, are related to or are in connection with obligations of Seller or the Shareholders that were not expressly assumed by Buyer pursuant to
         Section 2.1 hereof, the preceding limitation shall be inapplicable with respect to Buyer's Damages.

                  (b) The obligation of indemnity provided herein with respect to the representations and warranties set forth in Section 4.3(f) of this Agreement shall terminate on:

                           (i) the expiration of the periods of limitations  and
                  any extensions thereof applicable to assessment and collection of federal taxes under the Code with respect to the representations as to the absence of unpaid or undisclosed federal taxes (including any interest, penalties or expenses) of Seller; and

                           (ii) the expiration of the periods of limitations and
                  any extensions thereof applicable to assessment and collection of state, local or foreign taxes, with respect to the representations as to the absence of unpaid or undisclosed state, local or foreign taxes (including any interest, penalties or expenses) of Seller.

                  (c) The obligation of indemnity provided herein resulting from the assertion of liability by third parties with respect to the representations and warranties set forth in Section 4.3 (except Section 4.3(f)) shall terminate 24 months after the Closing.

                  (d) If, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by Buyer to the Indemnifying Party including in detail the basis therefor or a suit or action based upon a claimed breach is commenced against Buyer, Buyer shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

                  (e) Anything set forth in this Agreement to the contrary notwithstanding, the liability of any one of Armitage and Mulvaney to Buyer pursuant to this Article IX shall not exceed $1,250,000.

                  SECTION 9.4. PROCEDURE FOR INDEMNIFICATION WITH
                               RESPECT TO THIRD-PARTY CLAIMS.

                  Buyer will give the Indemnifying Party an Indemnification Notice. Notwithstanding the foregoing, Buyer shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and the rights of Buyer hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will have the right to control the defense or settlement of any such action subject to the provisions set forth below, but Buyer may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Should the Indemnifying Party fail to defend any such action (except for failure resulting from Buyer's failure to timely give the Indemnification Notice), then, in addition to any other remedy, Buyer may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. Buyer will not compromise or settle any claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, if such approval is unreasonably withheld, the liability of Buyer will be limited to the total sum represented in the amount of the proposed compromise or settlement and the amount of the Buyer's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, accrued at the time said approval is unreasonably withheld. Notwithstanding the preceding sentence, the foregoing limitation on the liability of Buyer shall only be applicable if (i) a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim and (ii) the Indemnifying Party withholds its consent to such compromise or settlement.

                  SECTION 9.5. PROCEDURE   FOR   INDEMNIFICATION  WITH
                               RESPECT TO NON-THIRD-PARTY CLAIMS.

                  In  the  event  that  Buyer   asserts  the   existence  of  an
Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall promptly give the Indemnifying Party a Non-Third Party Claim Indemnification Notice. If the Indemnifying Party, within 30 days (or such greater time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed 60 days), after receiving the Non-Third Party Claim Indemnification Notice from Buyer, shall not give to Buyer a Contest Notice, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, Buyer shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to Buyer within said period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice the contested assertion of a claim shall be referred to arbitration in accordance with Section 11.11 hereof.

                             ARTICLE X. TERMINATION

                  SECTION 10.1. TERMINATION BY ANY PARTY HERETO. This Agreement may be terminated and cancelled at any time prior to the Closing by Buyer on the one hand or Seller and the Shareholders on the other hand upon written notice to the proper party if: (i) any of the representations or warranties of Buyer, Seller or any of the Shareholders, as the case may be, contained herein or in any Schedule attached hereto shall prove to be inaccurate or untrue in any material respect; or (ii) any obligation, term or condition to be performed, kept or observed by Buyer, Seller or any of the Shareholders, as the case may be, hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement.

                  SECTION 10.2. TERMINATION BY BUYER. This Agreement may be terminated and cancelled by Buyer without penalty, damages, payments or liabilities whatsoever to either party: (i) with or without cause at any time prior to the close of business on May 31, 1996; or (ii) at any time prior to the Closing in the event of a material adverse loss or damage to the Property in excess of $100,000, it being understood by the parties that none of the risk of any such loss or damage prior to the Closing shall be borne by Buyer. In the event of a loss or damage to the Property prior to the Closing and the Closing shall have occurred, Buyer shall be entitled to receive any insurance proceeds received by Seller or any of the Shareholders in respect of such loss or damages.

                      ARTICLE XI. MISCELLANEOUS PROVISIONS

                  SECTION 11.1. NOTICES. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

         IF TO SELLER OR STALEY: 15303 Dallas Parkway
                                 Suite 1060
                                 Dallas, Texas 75248
                                 Attention: Douglas Staley

         with a copy to:         Clements & Allen, P.C.
                                 15303 Dallas Parkway
                                 Suite 750
                                 Dallas, Texas 75248
                                 Attention: Robert M. Allen, Esq.

         IF TO ARMITAGE:         Mr. Joseph Armitage
                                 5564 Prestonhaven Drive
                                 Dallas, Texas  75230

         with a copy to:         Jenkens & Gilchrist
                                 1445 Ross Avenue
                                 Suite 3200
                                 Dallas, Texas 75202-2799
                                 Attention: Gregory J. Schmitt, Esq.


         IF TO MULVANEY:         Mr. David Mulvaney
                                 4 Peppercorn Court
                                 New Castle, NEI  3HD
                                 England

         with a copy to:         Baker & McKenzie
                                 One Prudential Plaza
                                 130 East Randolph Drive
                                 Chicago, Illinois 60601
                                 Attention: Nam H. Paik, Esq.

         IF TO BUYER:            Uniforce Information Services of
                                 Texas, Inc.
                                 415 Crossways Park Drive
                                 Woodbury, New York 11797
                                 Attention: Diane J. Geller, Esq.


         with a copy to:         Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                                 New York, New York 10022
                                 Attention: David J. Adler, Esq.


                  SECTION 11.2. ENTIRE AGREEMENT. This Agreement, the Additional Documents, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                  SECTION 11.3. BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, Seller and each of the Shareholders and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties except that Buyer shall have the right to assign its rights but not its obligations hereunder to any affiliate of Buyer. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                  SECTION 11.4. CAPTIONS. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

                  SECTION 11.5. EXPENSES OF TRANSACTION.  Seller and each of the
Shareholders shall pay all costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, and will make all necessary arrangements so that the Property will not be charged with or diminished by any such cost or expense. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. The liability for sales, real estate transfer and/or documentary taxes, if any, (but not income or similar type taxes) in connection with the sale and delivery of the Property shall be the responsibility of Seller and Buyer equally.

                  SECTION 11.6. WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                  SECTION 11.7. NO THIRD PARTY BENEFICIARIES. Subject to Section
11.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

                  SECTION 11.8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 11.9. GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

                  SECTION 11.10. REMEDIES OF BUYER. The Property is unique and not readily available. Accordingly, Seller and each of the Shareholders acknowledge that, in addition to all other remedies to which Buyer is entitled, Buyer shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Buyer is not in material default hereunder.

                  SECTION 11.11. ARBITRATION.

                  (a) Each of the parties hereto hereby irrevocably consents to arbitration of any dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, any objection to the use of arbitration to resolve any such dispute, controversy or claim. If the parties in good faith cannot resolve any controversy or claim arising out of or related to this Agreement or in connection with a breach thereof within 20 days after the claimant gives written notice of such controversy or claim to the other parties, any party may demand and commence arbitration of the controversy or claim. In the event of a demand for arbitration, Seller and the Shareholders involved in such arbitration shall jointly select one arbitrator and Buyer shall select one arbitrator, within 30 days after such demand shall have been given (the "Demand Date") and the two arbitrators, within 45 days thereafter shall select a third arbitrator. If the third arbitrator shall not be selected within 45 days after the Demand Date, either Seller and the Shareholders, on the one hand, or Buyer, on the other hand, may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Chicago, Illinois and the parties shall be bound by the appointments made by such Association. The arbitration shall be held in Chicago, Illinois as promptly as practicable thereafter under the rules of the American Arbitration Association in effect at the time such controversy, claim or breach is submitted to arbitration. The award or decision made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive upon them in the absence of fraud and judgment upon such award or decision may be entered in any court having jurisdiction thereof. Seller and the Shareholders, on the one hand, and Buyer, on the other hand, shall bear equally the cost of such arbitration.

                  (b) Notwithstanding the provisions of Section 11.11(a), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

                  SECTION 11.12. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                           IN WITNESS  WHEREOF,  the parties  hereto have caused
this Agreement to be executed as of the day and year first above written.

WITNESSES:                           BUYER:

                                     UNIFORCE INFORMATION SERVICES OF
                                     TEXAS, INC.



                                     By: /s/ Rosemary Maniscalco
                                        -----------------------------
                                        Name:  Rosemary Maniscalco
                                        Title: President

                                     SELLER:

                                     MONTARE INTERNATIONAL, INC.



                                     By: /s/ Douglas Staley
                                        -----------------------------
                                        Name:  Douglas Staley
                                        Title: Vice-President

                                             /s/ JOSEPH ARMITAGE
                                     --------------------------------
                                             JOSEPH ARMITAGE


                                             /s/ DAVID MULVANEY
                                     --------------------------------
                                             DAVID MULVANEY


                                             /s/ DOUGLAS STALEY
                                     --------------------------------
                                             DOUGLAS STALEY